                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant                      /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                     / /  Confidential, for Use of Commission Only (as
/X/  Definitive Proxy Statement                           permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                   SEEC INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:

     -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------------
     (5) Total fee paid:

     -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                ------------------------------

     (2) Form, Schedule or Registration No.:
                                            ------------------------------

     (3) Filing Party:
                      ------------------------------

     (4) Date Filed:
                    ------------------------------

[SEEC Logo]

                                                                    July 1, 1999

Dear Shareholder:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of SEEC, Inc. to be held on Thursday, August 5, 1999, at 10:00 a.m., at the Wyndham Garden Hotel, 1 Wyndham Circle, Pittsburgh, Pennsylvania.

     The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

     Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

     We look forward to seeing you on August 5, 1999.

                                          Sincerely,
                                          /s/ Ravindra Koka
                                          Ravindra Koka
                                          President and Chief Executive Officer

                               [SEEC Letterhead]

                                   SEEC, INC.
                   PARK WEST ONE, SUITE 200, CLIFF MINE ROAD
                         PITTSBURGH, PENNSYLVANIA 15275

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, AUGUST 5, 1999

                            ------------------------

     The Annual Meeting of Shareholders (the "Annual Meeting") of SEEC, Inc., a Pennsylvania corporation (the "Company" or "SEEC"), will be held on Thursday, August 5, 1999, at 10:00 A.M., local time, at the Wyndham Garden Hotel, 1 Wyndham Circle, Pittsburgh Pennsylvania, for the following purposes:

          1. To elect two Class III directors to serve for a term of three years and until their respective successors are duly elected and qualified;

          2. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on June 24, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

     A complete list of the shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting for examination by any shareholder, for any purpose germane to the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          JOHN D. GODFREY
                                          Vice President and Secretary

Pittsburgh, Pennsylvania
July 1, 1999

               YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES
                         YOU OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE IT, SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                                   SEEC, INC.

                   PARK WEST ONE, SUITE 200, CLIFF MINE ROAD
                         PITTSBURGH, PENNSYLVANIA 15275

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SEEC, Inc. (the "Board"), a Pennsylvania corporation (the "Company" or "SEEC"), for use at the Company's 1999 Annual Meeting of Shareholders, together with any and all adjournments and postponements thereof (the "Annual Meeting"), to be held on Thursday, August 5, 1999, at 10:00 a.m., local time, at the Wyndham Garden Hotel, 1 Wyndham Circle, Pittsburgh, Pennsylvania 15275, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice"). This Proxy Statement, together with the accompanying Notice and the enclosed proxy card, is first being sent to shareholders on or about July 1, 1999.

RECORD DATE; VOTING SECURITIES; VOTING AND PROXIES

     The Board has fixed the close of business on June 24, 1999 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 5,828,866 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors.

     Shares can be voted at the Annual Meeting only if the shareholder is present in person or is represented by proxy. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board. Brokers, banks, and other nominee holders will be requested to obtain voting instructions of beneficial owners of shares registered in their names, and shares represented by a duly completed proxy submitted by such a nominee holder on behalf of a beneficial owner will be voted to the extent instructed by the nominee holder on the proxy card. Rules applicable to nominee holders may preclude them from voting shares held by them in nominee capacity on certain kinds of proposals unless they receive voting instructions from the beneficial owners of the shares (the failure to vote in such circumstances is referred to as a "broker non-vote").

     The Board knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     Any shareholder may revoke his or her proxy at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

     The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

QUORUM; VOTES REQUIRED

     The presence at the Annual Meeting, in person or by proxy, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock entitled to vote on the Record Date will constitute a quorum for purposes of the Annual Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

     Under applicable Pennsylvania law, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, and in accordance with the Company's Amended and Restated By-Laws, the two nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

                             ELECTION OF DIRECTORS

     The Amended and Restated By-Laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board. The Board is currently comprised of six persons.

     The members of the Board are divided into three classes, designated Class I, Class II, and Class III. Each class is to consist, as nearly as may be possible, of one-third of the total number of members of the Board. The term of the Class III directors expires at the Annual Meeting. The terms of the Class I and Class II directors will expire at the 2000 and 2001 Annual Meetings of Shareholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Shareholders after their election and until their successors are duly elected and qualified. A director of any class who is elected to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected, and a director who is elected to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor.

     Mr. Ravindra Koka, an incumbent Class III director, and Ms. Beverly Brown are nominees for election this year for three-year terms as directors expiring at the 2002 Annual Meeting of Shareholders. Raj Reddy, an incumbent Class III director and Chairman of the Board of Directors, has notified the Company of his intent not to stand for reelection as a director at the expiration of his term at the Annual Meeting. In the election, the two persons who receive the highest number of votes actually cast are elected. The proxies named in the proxy card intend to vote for the election of the two Class III nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominee. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board, or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve. The Articles of Incorporation do not permit cumulative voting in the election of directors.

     Set forth below is certain information with regard to the two nominees for election as Class III directors and each continuing Class I and Class II director.

                  NOMINEES FOR ELECTION AS CLASS III DIRECTORS

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
Ravindra Koka........................  Ravindra Koka is a co-founder of SEEC and has been President
Age 48                                 and Chief Executive Officer and a director of SEEC since its inception in 1988. Mr. Koka was a founding shareholder and director of ERA Software Systems Private Limited ("ERA"), a software consulting firm based in India and a shareholder in
                                       SEEC. He is a founding shareholder and director of ACS
                                       Technologies Limited, an Indian company engaged in providing computer hardware maintenance and service. Prior to founding
                                       SEEC, Mr. Koka was a program analyst with System Development
                                       Corp., a software development company, a senior systems
                                       analyst and mainframe application developer for Roan
                                       Consolidated Mines, Ltd., a copper mining company, and a
                                       visiting scientist and Adjunct Associate Professor at
                                       Carnegie Mellon University's Department of Computer Science.

Beverly Brown........................  Beverly Brown is President and CEO of DataMan Software,
Age 54                                 Inc., a general management software consulting business. Ms.
                                       Brown has served in this capacity since 1996. Ms. Brown was
                                       Executive Vice President of Praxis International, Inc., a
                                       privately-held software company specializing in proprietary, high-performance mainframe database systems, from 1994 to
                                       1996, and was Vice President of Marketing for the Ask Group,
                                       INGRES Database and Connectivity Business Unit, from 1992
                                       through 1994. Ms. Brown served in various capacities with
                                       IBM Corporation from 1968 to 1992, most recently as Director of Software Marketing, U.S. Marketing and Services. Ms.
                                       Brown serves on the Board of Directors of Cognizant Design
                                       Group, Inc., and on the Advisory Board of Rubric, Inc.

                   DIRECTORS CONTINUING AS CLASS I DIRECTORS

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
Abraham Ostrovsky....................  Abraham Ostrovsky has been a director of SEEC since January
Age 56                                 1997. In addition, Mr. Ostrovsky is Chairman of JetForm
                                       Corporation, a provider of forms-based workflow automation software, and serves on the Boards of Directors of
                                       International Microcomputer Software, Inc., IXLA, Ltd.,
                                       NetManage, and TrekWare, a privately-held software
                                       development company. Mr. Ostrovsky served as Chairman and
                                       Chief Executive Officer of Compressent, a company that
                                       develops color facsimile and communications software, from
                                       February 1996 to December 1997.

Glen F. Chatfield....................  Mr. Chatfield was elected to the Board of Directors in April
Age 57                                 1998. Mr. Chatfield was President of Chatfield Enterprises
                                       from April 1990 to November 1992, and has been President of
                                       Optimum Power Technology, Inc. since December 1992, Chairman of Emprise Technologies, Inc. since December 1992, and
                                       General Partner of CEO Venture Fund since January 1986. He was a founder of Duquesne Systems, Inc. a predecessor of
                                       LEGENT Corporation, which was acquired by Computer
                                       Associates International, Inc.

                   DIRECTORS CONTINUING AS CLASS II DIRECTORS

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
Radha R. Basu........................  Radha R. Basu has been a director of SEEC since August 1996.
Age 48                                 Ms. Basu's most recent position was general manager of
                                       Hewlett-Packard Corporation's Enterprise Solutions
                                       Organization, a position she held from 1996 to 1999. Ms.
                                       Basu had held various positions since joining Hewlett-
                                       Packard in 1978, including general manager of International
                                       Software Operations from 1990 to 1996, and operations
                                       manager for India Software Operations, where she was
                                       responsible for starting up Hewlett-Packard's operations in
                                       India. Ms. Basu also serves on the Board of Directors of
                                       ConnectInc.com, a company that provides integration
                                       solutions to enable Internet-based electronic commerce.

John D. Godfrey......................  John D. Godfrey has been Vice President and Secretary of
Age 50                                 SEEC since May 1989, and was elected a director of SEEC in
                                       March 1996. Prior to joining the Company, Mr. Godfrey served in various management positions at Cimflex Teknowledge
                                       Corp., a software development company, from November 1985 to
                                       May 1989, and was director of engineering for American
                                       Auto-Matrix, Inc., a manufacturer of general purpose
                                       micro-processor-based network systems for control of
                                       building environments, from March 1984 to August 1985. Mr.
                                       Godfrey was director of engineering for PERQ Systems Corp., a manufacturer of computer engineering workstations, from
                                       March 1983 to March 1984, and served as manager of graphic information systems for Mellon Bank, N.A from September 1976 to November 1981.

BOARD OF DIRECTORS AND COMMITTEES

     The Board met six times during the fiscal year ended March 31, 1999. The Board has an Audit Committee and a Compensation Committee to assist in the management of the affairs of the Company.

     The Board does not have a standing Nominating Committee. The Board will consider nominees recommended by shareholders provided that shareholders submit the names of nominees in writing to the Secretary of the Company together with a statement of the nominee's qualifications. Such information should be received no later than 120 days in advance of the annual meeting with respect to nominations.

     The Audit Committee is responsible, to the extent provided in the authorizing Board resolutions, for making an annual recommendation, based on a review of qualifications, to the Board for the appointment of independent public accountants to audit the financial statements of SEEC and to perform other duties as directed by the Board. The Audit Committee is also responsible for reviewing and making recommendations to the Board with respect to (i) the scope of audits conducted by SEEC's independent public accountants and (ii) the accounting methods and the system of internal control used by SEEC. In addition, the Audit Committee will review reports from SEEC's independent public accountants concerning compliance by management with governmental laws and regulations and with SEEC's policies relating to ethics, conflicts of interest and disbursements of funds. The members of the Audit Committee are Mr. Ostrovsky and Mr. Chatfield. The Audit Committee met once during fiscal 1999.

     The Compensation Committee is responsible for administering the Stock Option Plan, to the extent provided in the authorizing Board resolutions for such plan, and for reviewing and making recommendations to the Board with respect to the salaries, bonuses and other compensation of executive officers, including the terms and conditions of their employment, and other compensation matters. The members of the Compensation Committee are Dr. Reddy and Ms. Basu. The Compensation Committee met once during fiscal 1999.

     No director attended fewer than 75% of the total number of meetings of the Board and of all committees on which the director served during the fiscal year ended March 31, 1999.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

     The following table sets forth certain information regarding the executive officers of the Company.

                NAME                   AGE                          POSITION
                ----                   ---                          --------
Ravindra Koka........................  48    President, Chief Executive Officer and Director
John D. Godfrey......................  50    Vice President--Customer Support, Secretary and
                                             Director
Richard J. Goldbach..................  43    Treasurer and Chief Financial Officer
Allen D. Gart........................  58    Vice President of Sales--Americas and Europe

     Additional information regarding Messrs. Koka and Godfrey is set forth above under "Election of Directors."

     Richard J. Goldbach joined SEEC in October 1996 as Chief Financial Officer. In August 1997, Mr. Goldbach assumed the role of Treasurer of the Company. Mr. Goldbach had previously served as Finance Director for ADVO, Inc., a direct mail marketing company, from May 1991 to September 1996, and as Chief Financial Officer and Treasurer of Scribe Systems, Inc., a computer software publishing company, from January 1986 to December 1990. Prior to that time, Mr. Goldbach was a senior manager in the audit department of Arthur Andersen LLP. He is a certified public accountant.

     Allen D. Gart joined SEEC in January 1997 as Vice President--Americas Sales, and was named Vice President of Sales--Americas and Europe effective April 1, 1998. Prior to joining SEEC, Mr. Gart served in a number of senior sales management positions with computer software and hardware companies. Most recently, Mr. Gart served as Vice President for Essence Systems, Inc., from January 1996 through December 1996. Prior to that, Mr. Gart was Director of National Accounts for Legent Corporation from January 1993 to December 1995. Mr. Gart served as Vice President--North American Sales for Resumix (Ceridian Corporation) from April 1991 to December 1993 and Senior Vice President for Computer Associates (Cullinet) from November 1982 through March 1991. Mr. Gart has also served in various sales management positions with IBM and AMDAHL Corporation.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table sets forth information regarding compensation of the executive officers for the fiscal year ended March 31, 1999. Excluding Ravindra Koka, the Company's President and Chief Executive Officer, none of the other executive officers received total compensation in excess of $100,000 for the fiscal year ended March 31, 1997. Messrs. Goldbach and Gart joined the Company during the fiscal year ended March 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                     ANNUAL COMPENSATION                   AWARDS
                                         --------------------------------------------   ------------
                                                                                         SECURITIES
                                                                                         UNDERLYING
                                         FISCAL    ANNUAL    INCENTIVE      OTHER          STOCK
    NAME AND PRINCIPAL POSITION(S)        YEAR     SALARY      BONUS     COMPENSATION     OPTIONS
    ------------------------------        ----     ------      -----     ------------     -------
Ravindra Koka..........................   1999    $180,000         --           --         25,000
President and                             1998    $180,000   $139,605           --         25,000
Chief Executive Officer                   1997    $100,409         --           --             --

John D. Godfrey........................   1999    $136,000         --           --         10,000
Vice President--Customer Support,         1998    $136,000   $ 84,412           --         10,000
Secretary and Director                    1997    $ 90,080         --           --             --

Richard J. Goldbach....................   1999    $110,500         --           --         20,000
Treasurer and                             1998    $110,500   $ 95,184           --         10,000
Chief Financial Officer                   1997    $ 46,811         --           --             --
Allen D. Gart..........................   1999    $125,000         --      $59,804(1)      25,000
Vice President of Sales--                 1998    $100,000   $ 40,000      $99,752(1)      15,000
Americas and Europe                       1997    $ 30,369   $ 10,000      $19,519(1)      15,000

---------------

(1) Amount represents sales commissions and relocation allowances.

STOCK OPTIONS

     The Company currently maintains two stock option plans under which stock option awards may be made to eligible employees of the Company: the 1994 Stock Option Plan and the 1997 Stock Option Plan (the "Plans"). The number of shares authorized to be issued under the Plans may be adjusted to prevent dilution or enlargement of rights in the event of any stock dividend, reorganization, reclassification, recapitalization, stock split, combination, merger, consolidation or other relevant capitalization change. As of March 31, 1999, the number of options granted and outstanding under the Plans was 475,111.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                 INDIVIDUAL GRANTS
                                 ----------------------------------------------------------------------------------
                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                 NUMBER OF    PERCENTAGE OF                                  ANNUAL RATES OF STOCK
                                 SECURITIES   TOTAL OPTIONS                                  PRICE APPRECIATION FOR
                                 UNDERLYING     GRANTED TO                                       OPTION TERM(C)
                                  OPTIONS      EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   ----------------------
             NAME                 GRANTED      FISCAL YEAR       PER SHARE         DATE         5%          10%
             ----                 -------      -----------       ---------         ----         --          ---
Ravindra Koka..................    25,000(a)       8.01%           $4.00         3/10/09      $60,365     $155,354
John D. Godfrey................    10,000(a)       3.21%           $4.00         3/10/09      $24,146     $ 62,142
Richard J. Goldbach............    10,000(a)       3.21%           $4.00         3/10/09      $24,146     $ 62,142
                                   10,000(b)       3.21%           $6.00          8/6/08      $31,707     $ 86,028
Allen D. Gart..................    10,000(a)       3.21%           $4.00         3/10/09      $24,146     $ 62,142
                                   15,000(b)       4.81%           $6.00          8/6/08      $47,560     $129,042

---------------

(a) Options granted in 1999 are exercisable in four equal annual installments commencing one year after the date the option was granted.

(b) Represents repricing of options granted in fiscal 1998 at an exercise price of $16.25 per share. See "Stock Option Repricing" below.

(c) The dollar amounts indicated in these columns are the result of calculations required by the rules of the Securities and Exchange Commission, which assume specified stock value appreciation. These growth rates are not intended by SEEC to forecast future stock price appreciation of SEEC Common Stock. Amounts assume that options will be held to the maximum term before expiration. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level and that no exercises occur before the end of the holding period. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

STOCK OPTION REPRICING

     On August 6, 1998, the Company's Board of Directors authorized the repricing of certain outstanding incentive stock options to purchase Common Stock under the Company's stock option plans. Employees, including two executive officers, who were issued stock options during 1998 at exercise prices ranging from $13.50 to $24.00, could elect to keep their options to buy Common Stock at the original grant prices or reprice their options to $6.00 per share. The fair market value of the Company's Common Stock, as traded on Nasdaq, was $5.63 on August 6, 1998. If the option holder elected to reprice the options at $6.00 per share, the previously-awarded options were forfeited and canceled, and new options were granted with revised vesting schedules beginning August 6, 1999, one year after the grant date. Accordingly, the vesting commencement date was extended by periods ranging from five months to one year. Options for 132,100 shares were repriced.

     The following table provides information with respect to the August 1998 repricing for the executive officers who elected to reprice options. These are the only executive officers of SEEC who had their options repriced.

                                             NUMBER OF
                                               SHARES     MARKET PRICE   EXERCISE                LENGTH OF ORIGINAL
                                             UNDERLYING     OF STOCK     PRICE AT      NEW          OPTION TERM
                                  DATE OF     OPTIONS      AT TIME OF     TIME OF    EXERCISE    REMAINING AT DATE
             NAME                REPRICING    REPRICED     REPRICING     REPRICING    PRICE     OF REPRICING (YEARS)
             ----                ---------   ----------   ------------   ---------   --------   --------------------
Richard J. Goldbach............  08/06/98      10,000        $5.63        $16.25      $6.00             9.6
Allen D. Gart..................  08/06/98      10,000        $5.63        $16.25      $6.00             9.6

     The following table sets forth certain information with respect to the value of options held by the executive officers of the Company on March 31, 1999. Messrs. Koka, Godfrey, and Goldbach did not exercise any options to purchase Common Stock during the fiscal year ended March 31, 1999. Mr. Gart acquired and concurrently sold 2,000 shares on exercise of an incentive stock option during fiscal 1999, thereby realizing a value of $16,000.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF                      VALUE OF UNEXERCISED
                                            UNEXERCISED OPTIONS                 IN-THE-MONEY OPTIONS
                                          HELD AT FISCAL YEAR-END              AT FISCAL YEAR-END(1)
                                        ----------------------------        ----------------------------
                 NAME                   EXERCISABLE    UNEXERCISABLE        EXERCISABLE    UNEXERCISABLE
                 ----                   -----------    -------------        -----------    -------------
Ravindra Koka.........................    11,681          43,750              $18,726         $   --
John D. Godfrey.......................     7,388          17,500              $17,098         $   --
Richard J. Goldbach...................    22,630          29,052              $ 7,196         $2,879
Allen D. Gart.........................    35,000          48,000              $    --         $   --

---------------

(1) Represents the difference between the closing price of $3.94 per share of Common Stock as reported on the Nasdaq Stock Market on March 31, 1999 and the exercise price of the options, multiplied by the number of shares of Common Stock issuable upon exercise of the options. An option is an "in-the-money option" when the market value of SEEC Common Stock exceeds the exercise price of the option.

EMPLOYMENT AGREEMENTS

     Effective October 1, 1996, SEEC entered into a two-year employment agreement with Ravindra Koka, pursuant to which he agreed to serve as SEEC's President and Chief Executive Officer. The agreement renewed automatically at the end of the initial two-year term and renews automatically at the end of each renewal term for a one-year period unless either party gives thirty days notice of intent not to renew. The agreement is terminable by SEEC immediately for cause. The agreement prohibits Mr. Koka from directly or indirectly selling products that compete with SEEC's products for two years following termination under specified circumstances of his employment with SEEC, and from improperly disclosing or using SEEC's proprietary information. Mr. Koka's employment agreement also includes the provisions relating to severance described below. The Company has also entered into employment agreements with Messrs. Godfrey, Goldbach, and Gart.

     The employment agreements with Messrs. Koka, Godfrey, and Goldbach provide that if, on or after the date of a "Change in Control" (as defined below), SEEC, for any reason, terminates the employee's employment or the employee resigns "for good reason" (as defined below), then SEEC shall pay to the employee within five days following the date of termination or date of resignation: (i) the employee's salary and benefits through the termination date or resignation date, both as in effect on the day prior to the date of the Change in Control, and
(ii) the amount of any bonus payable to the employee for the year in which the Change in Control occurred, pro-rated to take into account the number of days that have elapsed in such year prior to the termination date or resignation date. In addition, during a specified period following the termination or resignation date, SEEC shall continue to pay to the employee his annual salary, as in effect on the day prior to the date of the Change in Control on the dates when such salary would have been payable had the employee remained employed by SEEC and shall continue to provide to the employee during such specified period, at no cost to the employee, the benefits the employee was receiving on the day prior to the date of the Change in Control, or benefits substantially similar thereto. The specified period is twelve months for Mr. Koka and nine months for Messrs. Godfrey and Goldbach.

     The employment agreement with Mr. Gart is essentially the same as those described above, except that for a twelve-month period following the termination or resignation date, or until the starting date of Mr. Gart's employment or consulting arrangement with a new company, SEEC shall continue to pay Mr. Gart at an annualized rate of 50% of total target compensation, or at an annualized rate of 75% of total target compensation in the event of a Change in Control. Total target compensation consists of base salary, commissions and bonus.

COMPENSATION OF DIRECTORS

     SEEC compensates its non-employee directors $2,000 per Board meeting attended in person and $1,000 per Board meeting attended by telephone. Directors who are employees do not receive any compensation for services performed in their capacity as directors. SEEC reimburses each director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees.

STOCK OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

     In connection with their agreeing to serve on the Board of Directors, on September 30, 1996, SEEC granted to each of Radha R. Basu and Abraham Ostrovsky ten-year options to purchase 4,526 shares of Common Stock at $3.62 per share. The options vested 50% each on the first and second anniversaries of their commencement of service as directors. On August 8, 1997, SEEC granted to each of Radha R. Basu, Abraham Ostrovsky and Stanley Young, ten-year options to purchase 15,000 shares of Common Stock at $20.75 per share. The options vest ratably over a three-year period following the date of grant. Mr. Young retired from the Board in August 1998 and subsequently forfeited his options. On August 12, 1998, SEEC granted to each of Ms. Basu, Mr. Ostrovsky, and Glen F. Chatfield ten-year options to purchase 20,000 shares of Common Stock at $6.00 per share. The options vest ratably over a four-year period following the date of the grant.

                      REPORT OF THE COMPENSATION COMMITTEE

INTRODUCTION

     The Compensation Committee (the "Committee") determines compensation levels for the Company's executive officers. Below is a report submitted by Dr. Reddy and Ms. Basu, the members of the Committee, addressing the Company's compensation policies for fiscal year 1999 as they impacted the executive officers of the Company, including Ravindra Koka, President and Chief Executive Officer; John D. Godfrey, Vice President--Customer Support and Secretary; Richard J. Goldbach, Treasurer and Chief Financial Officer; and Allen D. Gart, Vice President of Sales--Americas and Europe.

GENERAL COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that a significant portion of an executive's income should be based upon the financial performance of the Company. In addition, compensation should reflect not only short-term performance but should also provide long-term incentives designed to tie the executive's economic return to the return to the Company's shareholders.

     The Committee believes that the annual remuneration for executive officers should be set so that a large percentage of total cash compensation is at risk under the incentive programs. For fiscal year 1999, the Committee made its compensation decisions based on a review of the Company's fiscal year 1998 performance and on the Company's budget and other projections for fiscal year 1999. Executive officer incentive compensation was tied to Company-wide achievement of financial goals.

COMPONENTS OF COMPENSATION

     The components of compensation for the Company's executive officers, which are designed to reflect the compensation philosophy, are addressed below:

          (a) Salary. The Committee established salaries for the executive officers based upon recommendations by Mr. Koka and consideration of various subjective factors such as the responsibilities, positions and qualifications of the executives, the Company's financial position and operating results, and salaries paid to executives in comparable companies. No formal surveys or analyses of comparable companies' compensation practices were undertaken. However, the Committee did rely on their collective experience and knowledge of compensation practices in determining the salary levels for the executives. For fiscal year 1999, Mr. Gart's salary was increased to $125,000 due to his expanded responsibilities for European sales. The salaries for Messrs. Koka, Godfrey and Goldbach remained unchanged from the levels established in fiscal year 1998.

          (b) Short-Term Incentive Compensation/Bonus Pool. For fiscal year 1999, the Company's executive management bonus plan was designed to provide short-term incentive bonuses for the achievement of specified performance goals. The Committee established that payment of any bonuses was contingent upon the Company's attaining its target financial goals for revenues and pre-tax, pre-bonus earnings. In addition, individual performance goals were incorporated into the calculation of bonuses. For performance above the Company's targeted financial goals, additional bonuses would be paid. Consistent with the Committee's compensation philosophy of tying a large percentage of total compensation to performance, the target bonuses for Messrs. Koka, Godfrey and Goldbach were established at 30% to 40% of total compensation. For Mr. Gart, target short-term incentive compensation, consisting of commissions and bonus, was set at 48% of total compensation.

          The Company's performance for fiscal year 1999 was below the target financial goals set by the Committee at the beginning of the fiscal year. Accordingly, no incentive bonuses were accrued for the executive officers. Other incentive compensation was paid or accrued for Mr. Gart, in the amounts set forth in the Summary Compensation Table above.

          (c) Stock Options. The primary purpose of granting stock options is to link the executive officers' financial success to that of the shareholders of the Company. The exercise prices of stock options are determined by the Committee, but may not be less than the fair market value of the Company's Common Stock as of the date of grant. Stock options granted to the executive officers during fiscal year 1999 are listed on the table entitled "Option Grants in Last Fiscal Year."

FISCAL YEAR 1999 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     Reference is made to the discussion above with respect to subjective criteria applicable to fiscal year 1999 compensation for executive officers, including Ravindra Koka, the Company's President and Chief Executive Officer.

     Mr. Koka's annual salary for fiscal year 1999 was $180,000, unchanged from fiscal year 1998. As described above, Mr. Koka did not receive a bonus for fiscal year 1999, due to the Company's not achieving the target financial goals set by the Committee.

     The Committee approved a grant of 25,000 incentive stock options with an exercise price of $6.00 to Mr. Koka during fiscal year 1999, in recognition of his responsibilities as the Company's CEO and his role in the Company's ability to achieve its financial and other growth objectives. The grant of options to Mr. Koka is designed to promote and reward long-term performance by the Company, which the Committee believes will be substantially dependent upon Mr. Koka's leadership.

STOCK OPTIONS REPRICED IN FISCAL 1999

     Stock options are a regular component of the employee compensation program. Option grants reflect the Company's policy of encouraging long-term performance and promoting employee retention while further aligning employees' and shareholders' interests in the performance of the Company's Common Stock. The Company believes that stock options having exercise prices substantially higher than the current market value of the underlying common stock provide a disincentive and negatively impact employee morale and motivation, and potentially impair the Company's ability to retain key employees. Retaining high-quality, experienced employees, particularly employees with technical and professional skills, is essential to the Company's future success, and therefore, enhances the value of the shareholders' investment in the Company.

     In August 1998, the Board of Directors offered to exchange outstanding options granted in 1998 at exercise prices of $13.50 and higher for options with an exercise price of $6.00. In return for the reduced exercise price, employees relinquished previous vesting of options and agreed to new vesting schedules beginning August 6, 1999. The Board of Directors extended the stock option repricing offer to all affected employees, including executive officers Mr. Goldbach and Mr. Gart. Excluded from the repricing were Mr. Koka's fiscal year 1998 award of 25,000 options with an exercise price of $16.25, and Mr. Godfrey's fiscal year 1998 award of 10,000 options with an exercise price of $16.25. The Board of Directors concluded that Mr. Koka's and Mr. Godfrey's individual share holdings and ownership in the Company, relative to all other employees' equity stakes, warranted exclusion from the repricing.

INTERNAL REVENUE CODE SECTION 162(m)

     The Committee reviewed the potential consequences of Section 162(m) of the Internal Revenue Code with respect to executive compensation. Section 162(m) imposes a limit on tax deductions for annual compensation in excess of $1,000,000 paid to any of the five most highly-compensated executive officers. The Company does not anticipate that Section 162(m) will have an adverse effect on the Company in the short-term. In this regard, base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future. Over the longer term, the Committee will continue to examine the effects of this tax provision and will monitor the level of compensation paid to the executive officers in order to avoid, to the extent possible, the potential adverse effects of Section 162(m).

                  DR. RAJ REDDY                  RADHA R. BASU

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's directors, officers, and persons who are directly or indirectly the beneficial owners of more than 10% of the Common Stock of the Company are required to file with the Securities and Exchange Commission (the "Commission"), within specified monthly and annual due dates, a statement of their initial beneficial ownership and all subsequent changes in ownership of Common Stock. Rules of the Commission require such persons to furnish the Company with copies of all Section 16(a) forms they file.

     All Forms 3, 4 and 5 have been filed within the guidelines of the Commission during fiscal year 1999. In making this disclosure, the Company has relied solely on copies of the reports that its directors and officers have filed with the Commission.

          COMPARISON OF CUMULATIVE TOTAL RETURN SINCE JANUARY 22, 1997

     The following graph shows the cumulative total shareholder return on the Common Stock from January 22, 1997 (the first day of trading of the Company's Common Stock upon its initial public offering) through March 31, 1999, as compared to the returns of the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Services Stock Index. The graph assumes that $100 was invested in the Common Stock on January 22, 1997, and in the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Services Stock Index and assumes reinvestment of dividends.

                                           Jan. 22, 1997    Mar. 31, 1997    Mar. 31, 1998    Mar. 31, 1999

SEEC, Inc.                                    100.00           112.07            186.21           54.32

Nasdaq National Market Composite Index        100.00            87.87            133.21          179.28

Nasdaq Computer and Data Processing
Services Stock Index                          100.00            84.15            147.11          239.09


                              CERTAIN TRANSACTIONS

     The following is a summary of certain transactions to which SEEC was or is a party and in which certain executive officers, directors or shareholders of SEEC had or have a direct or indirect material interest, all of which were made on terms no less favorable to the Company than those available from unaffiliated parties.

ERA RELATIONSHIP

     Prior to February 28, 1998, the Company had certain relationships and had engaged in certain transactions with ERA Software Systems Private Limited ("ERA"), an Indian software development company. ERA owns 226,305 shares of the Common Stock of SEEC. Ravindra Koka, the President, Chief Executive Officer, a director, and a principal shareholder of SEEC, had owned approximately 14%, and Shankar Krish, an employee of SEEC, continues to own approximately 8% of the outstanding capital stock of ERA. Mr. Koka and Mr. Krish are also directors of ERA. Mr. Koka sold his ERA shares to other ERA shareholders subsequent to February 28, 1998. Until February 28, 1998, SEEC had owned approximately 5% of the outstanding capital stock of ERA.

     On February 28, 1998, SEEC and ERA entered into an Asset Purchase Agreement whereby ERA transferred its distribution rights for SEEC products, plus certain fixed assets and 30 ERA employees engaged in SEEC-related research and development, sales and administration, to SEEC for consideration of $1,041,000. The acquisition was effective at the close of business on February 28, 1998, at which time the Product Purchase Agreement (see below) and Marketing Agreement (see below) were terminated, and SEEC assumed control and responsibility for product distribution and development efforts. Final closing of the acquisition took place during fiscal 1999. At closing, the purchase price consisting of $1,036,000 in cash was remitted to ERA. As further consideration for the acquisition, SEEC also agreed to relinquish its approximate 5% ownership in ERA. This consideration was valued at $5,000, the amount of SEEC's original investment in ERA, previously reflected in the Company's financial statements. SEEC Technologies Asia Private Limited ("SEEC Asia") was formed as a wholly-owned subsidiary of SEEC to effect the acquisition and to hold and manage the acquired rights, certain assets and SEEC-related product development projects.

     Since SEEC's inception in 1988, ERA had provided certain research and development services to SEEC. The Company's initial development of its COBOL maintenance products was funded in part by a grant from the Industrial Credit and Investment Corporation of India, Ltd. ("ICICI") pursuant to a Cooperation and Project Financing Agreement among ICICI, SEEC and ERA (the "Cooperation Agreement"). The Cooperation Agreement provided that SEEC and ERA would each have an ownership interest in all products developed with funds provided thereunder.

     In March 1996, SEEC and ERA entered into a Product Purchase Agreement, pursuant to which ERA transferred to SEEC its 35% ownership interest in jointly-owned products and technologies, including COBOL Analyst, COBOL Slicer, Object Designer, Date Analyzer and related derivative and add-on products, all products developed pursuant to the Cooperation Agreement. In consideration of the transfer of ERA's ownership interest in the products and technology, the Company issued 226,305 shares of its Common Stock to ERA. The transaction was assigned a nominal value of $2,263 (the par value of the shares issued). The assigned value reflected the predecessor basis of ERA in the products, consistent with the Company's accounting policy of expensing all research and development costs.

     ERA had also agreed to assist SEEC in developing new products and technologies. Pursuant to the Product Purchase Agreement, ERA had the non-exclusive right to perform design and development work with respect to SEEC's products pursuant to specified development schedules. In addition, ERA had agreed to maintain in India the necessary infrastructure and personnel to support such design and development work, to transfer to SEEC the necessary manpower for product support, and to maintain a team of personnel in India for maintenance of SEEC's products.

     In consideration of ERA's developmental obligations under the Product Purchase Agreement, SEEC agreed to pay ERA certain research and development fees. Through December 31, 1996, SEEC was obligated to pay ERA a research and development fee equal to 10% of its gross receipts from the products so developed by ERA prior to the date of the Product Purchase Agreement, but not less than $12,000 per quarter, and thereafter on mutually-agreed terms. SEEC also agreed to pay to ICICI on behalf of ERA 5% of its gross receipts from products and services derived from COBOL reengineering, and from all database reengineering and reverse engineering products and services. This obligation to pay ICICI on behalf of ERA was paid in full in fiscal 1998. In addition, during the first three years of the Product Purchase Agreement, SEEC had agreed to pay ERA a maintenance fee at a flat rate of $5,000 per month, and, in the next three years, $6,000 per month as long as the Product Purchase Agreement remained in effect. Effective January 1, 1997, the Company and ERA agreed to amend the Product Purchase Agreement to eliminate the research and development fee (royalty) and the monthly maintenance fee described above. Concurrently, the Company and ERA agreed to a schedule of research and development projects to be performed for the benefit of the Company by ERA at specified rates. Also effective January 1, 1997, SEEC and ERA each had the right to terminate the Product Purchase Agreement upon certain events of default, upon the change of control of the other party or upon 12 months notice. During fiscal 1998, the Company paid to ERA sales support and maintenance support fees related to certain U.S. sales where ERA was instrumental in effecting the sale and for which ERA was expected to provide ongoing maintenance support to the customer. SEEC incurred a total of $373,000, $166,000 and $79,000 in royalties and fees due to ERA during fiscal 1998, 1997 and 1996, respectively.

     Pursuant to the Product Purchase Agreement, upon a change of control of ERA, SEEC had the right to repurchase some or all of the shares of Common Stock owned by ERA. SEEC also had the right to purchase ERA's research and development facilities upon the occurrence of certain events including a change of control of ERA, a termination of the Product Purchase Agreement by ERA upon 12 months notice, certain defaults by ERA, or an initial public offering by ERA. In the event SEEC did not purchase ERA's facilities, ERA had agreed to maintain those facilities at a minimum of the same size and quality as prior to the change of control. In the event of a change of control of SEEC, ERA had the right to request a renegotiation of any or all of the research and development provisions of the Product Purchase Agreement.

     Pursuant to a Marketing Agreement dated March 1, 1996, SEEC granted ERA the non-exclusive right to distribute SEEC's products in India only. Under such agreement, ERA paid SEEC a royalty of 50% (40% during the first six months of the agreement) of SEEC's suggested international list price for all products distributed by ERA. During fiscal 1998, 1997 and 1996, ERA paid $300,000, $206,000 and $11,500 respectively, in royalties to SEEC. The agreement was for a term of three years. SEEC could terminate the agreement (i) for cause; (ii) at any time after the first 12 months by paying ERA an amount equal to 150% of ERA's gross revenues for the previous 12 months from sales of SEEC's products;
(iii) at any time after the first 18 months upon failure of the parties to agree upon minimum sales by ERA or upon a business plan for ERA's marketing of the products; or (iv) upon failure of ERA to achieve the agreed-upon minimum sales of SEEC's products.

     SEEC, ERA and certain of the shareholders of SEEC had entered into a Shareholders' Agreement dated March 31, 1996. The Shareholders' Agreement prohibited ERA from transferring any of its shares of Common Stock without the prior written consent of SEEC. Further, SEEC and the other parties to the Agreement had the right to purchase the shares of Common Stock held by ERA in the event ERA wished to sell such shares. The Shareholders' Agreement terminated upon the consummation of SEEC's initial public offering.

     Transactions between SEEC and its officers, directors and principal shareholders and their affiliates, including the acquisition transaction between SEEC and ERA, have been approved by a majority of the Board of Directors, including a majority of the disinterested directors, and are or will be on terms no less favorable to SEEC than could be obtained from unaffiliated third parties.

REGISTRATION RIGHTS

     SEEC has entered into a Registration Rights Agreement, dated as of August 15, 1996 (the "Registration Rights Agreement"), with certain holders of its Common Stock. The Registration Rights Agreement provides that each of the parties will have the right to demand registration of some or all of their shares under the Securities Act of 1933 (the Securities Act) in connection with the offering thereof on a firm commitment underwritten basis, subject to the demand being made by the holders of at least a majority of the securities registerable thereunder. The aggregate number of shares of Common Stock outstanding as to which such demand registration rights may be exercised is estimated to be approximately 300,000. The Registration Rights Agreement also provides that each of the parties has the right, whenever SEEC proposes to register any of its securities, to require that SEEC include in such registration some or all of each of the parties' shares.

     SEEC also granted certain registration rights to H.C. Wainwright, Inc. and Cruttenden Roth Incorporated in connection with the warrants issued to them in connection with the Company's initial public offering in January 1997.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of SEEC's Common Stock as of June 15, 1999 by each person known by SEEC to be the beneficial owner of more than 5% of the outstanding Common Stock of SEEC on such date, by (i) each director of SEEC, (ii) certain executive officers of SEEC, and (iii) all directors and executive officers of SEEC as a group.

                                                              SHARES OWNED BENEFICIALLY(1)
                                                              -----------------------------
                  NAME OF BENEFICIAL OWNER                      NUMBER          PERCENT(2)
                  ------------------------                    -----------      ------------
Ravindra Koka...............................................     505,844(3)         8.7%
Raj Reddy...................................................     381,465(4)         6.6%
John D. Godfrey.............................................     221,235(5)         3.8%
Glen F. Chatfield...........................................      55,348(6)           *
Richard J. Goldbach.........................................      28,633(7)           *
Allen D. Gart...............................................      39,250(8)           *
Abraham Ostrovsky...........................................      25,014(9)           *
Radha R. Basu...............................................      23,665(10)          *
All directors and executive officers as a group (8
  persons)..................................................   1,280,454(11)       21.5%

---------------

  * Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of Common Stock subject to options or warrants exercisable within 60 days of June 15, 1999 are deemed outstanding for computing the percentage beneficially owned by the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Except as noted, each shareholder has sole voting power and sole investment power with respect to all shares beneficially owned by such shareholder.

 (2) Based upon 5,828,866 shares outstanding as of the Record Date.

 (3) Includes 11,681 shares issuable upon the exercise of outstanding options and 120,712 shares of Common Stock owned by Ravindra Koka Retained Annuity Trust, of which Mr. Koka is trustee. Mr. Koka's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

 (4) Includes 100,000 shares owned by Dr. Reddy's spouse. Dr. Reddy's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

 (5) Includes 7,388 shares issuable upon the exercise of outstanding options and 1,000 shares owned by Mr. Godfrey's spouse. Mr. Godfrey's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

 (6) Includes 5,000 shares issuable upon exercise of outstanding options. Mr. Chatfield's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

 (7) Includes 25,130 shares issuable upon the exercise of outstanding options. Mr. Goldbach's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

 (8) Represents 39,250 shares issuable upon the exercise of outstanding options. Mr. Gart's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

 (9) Includes 19,526 shares issuable upon the exercise of outstanding options. Mr. Ostrovsky's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(10) Includes 19,526 shares issuable upon the exercise of outstanding options. Ms. Basu's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(11) Includes 127,501 shares issuable upon exercise of outstanding options.

                             SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Shareholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 2000 Annual Meeting, shareholder proposals must be received by the Company no later than February 29, 2000 and must otherwise comply with the requirements of Rule 14a-8.

                                    AUDITORS

     The Company engaged BDO Seidman, LLP, independent certified public accountants, as auditors for the fiscal year ended March 31, 1999. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting, and will have the opportunity to make a statement and respond to appropriate questions.

                                   FORM 10-K

     Shareholders may obtain a copy (without exhibits) of the Company's annual report on Form 10-K for the year ended March 31, 1999 as filed with the Securities and Exchange Commission without any charge by writing to: Investor Relations, SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

                             ADDITIONAL INFORMATION

     The Company knows of no other matters which will be presented to shareholders for action at the Annual Meeting. However, if other matters are presented which are proper subjects for action by shareholders, it is the intention of those named in the accompanying Proxy to vote such Proxy in accordance with their judgment upon such matters.

                                          By order of the Board of Directors,

                                          JOHN D. GODFREY
                                          Vice President and Secretary

--------------------------------------------------------------------------------


                              PROXY -- SEEC, INC.

                 ANNUAL MEETING OF SHAREHOLDERS AUGUST 5, 1999

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints RAJ REDDY and RAVINDRA KOKA, and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the undersigned to vote and act with respect to all shares of common stock of SEEC, Inc. (the "Company") standing in the name of the undersigned on June 24, 1999, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting of Shareholders of the Company to be held August 5, 1999 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, and particularly, but without limiting the generality of the foregoing:

                                                                  -------------
                         (TO BE SIGNED ON REVERSE SIDE)           |SEE REVERSE|
                                                                  |   SIDE    |
                                                                  -------------

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF SHAREHOLDERS
                                   SEEC, INC.

                                 AUGUST 5, 1999




                                        * Please Detach and Mail in the Envelope Provided *
------------------------------------------------------------------------------------------------------------------------------------
A [ X ] Please mark your
        votes as in this
        example.


                  FOR        WITHHELD
1. Election of  --------     --------  Nominees:           2.  To vote in their discretion upon      FOR        AGAINST      ABSTAIN
   Directors:   |      |     |      |       Ravindra Koka      such other matters as may properly  -------      -------      -------
                |      |     |      |       Beverly Brown      come before the meeting or any      |     |      |     |      |     |
                --------     --------                          adjournment thereof.                |     |      |     |      |     |
                                                                                                   -------      -------      -------

For, except vote withheld from the following nominee(s):    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, THIS PROXY WILL BE VOTED
                                                            FOR ITEMS 1 AND 2 IF NO CHOICE IS SPECIFIED.

--------------------------------------------------------      The undersigned hereby revokes all proxies heretofore given by the undersigned to vote or act at said meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, or any of them, may lawfully do by virtue hereof. Receipt is hereby acknowledged of the notice of annual meeting and proxy statement of the Company, dated
                                                            July 1, 1999.

                                                            PLEASE DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
                                                            ENVELOPE.



SIGNATURE(S) ______________________________________________ DATE _____________________, 1999

Note: Please sign exactly as your name appears hereon. When signing as Attorney, Executor, Administrator, Trustee, etc. or as
      Officer of a Corporation, please give your full title as such. For joint accounts, each joint owner should sign.